Exhibit FS 2.2

                      NC ENTERPRISES, INC. AND SUBSIDIARIES
                       UNAUDITED CONSOLIDATED STATEMENT OF
                          INCOME AND RETAINED EARNINGS
                             (THOUSANDS OF DOLLARS)
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999



Operating revenues:
    Electric                                                       $ 14,011
    Gas                                                              88,509
    Other                                                            25,417
                                                           -----------------
                                                                    127,937
Operating expenses:
    Purchased power                                                  13,627
    Cost of gas sold                                                 85,454
    Other operating and maintenance expense                          31,808
    Depreciation and amortization                                     1,761
    Taxes (other than income taxes)                                     376
                                                           -----------------
                                                                    133,026
                                                           -----------------
Operating loss                                                       (5,089)

Other income and deductions:
    Equity in earnings of Yorkshire Power and
      other unconsolidated subsidiaries                              15,811
    Miscellaneous income and deductions - net                         1,050
                                                           -----------------
                                                                     16,861

Interest charges                                                      6,028
                                                           -----------------
Income before income taxes                                            5,744

Income tax (benefit) expense                                         (5,310)
                                                           -----------------
Net income                                                           11,054

Retained earnings at beginning of period                             22,036
                                                           -----------------

Retained earnings at end of period                                 $ 33,090
                                                           =================